UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
February 2, 2026

Albertsons Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-39350	47-4376911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Blvd.
Boise, Idaho 83706
(Address of principal executive office and zip code)
(208) 395-6200
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	ACI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 2, 2026, Albertsons Companies, Inc. (the “Company”), together with its subsidiaries, Safeway Inc., New Albertsons L.P., Albertsons’s LLC and Albertsons Safeway LLC (collectively, the “Subsidiary Co-Issuers” and together with the Company, the “Co-Issuers”), issued $1,200 million in aggregate principal amount of new 5.625% senior notes due 2032 (the “2032 Notes”) and $900 million in aggregate principal amount of additional 5.750% senior notes due 2034 (the “2034 Notes” and together with the 2032 Notes, the “Notes”). The 2034 Notes were issued under the same indenture as those issued by the Company on November 10, 2025. The Notes were sold in the United States to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Company intends to use the net proceeds from the offering, together with cash on hand, to (i) redeem in full all $1,350 million outstanding of its 4.625% senior notes due 2027 which are scheduled to mature on January 15, 2027 (the “2027 Notes Refinancing”); (ii) redeem in full all $750 million outstanding of its 5.875% senior notes due 2028 which are scheduled to mature on February 15, 2028 (the “2028 Notes Refinancing” and, together with the 2027 Notes Refinancing, the “Refinancing”); and (iii) pay fees and expenses related to the Refinancing and the issuance of the Notes.

The Notes

The 2032 Notes were issued pursuant to an indenture, dated February 2, 2026 (the “February 2026 Indenture”), by and among the Co-Issuers, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee. The 2034 Notes were issued pursuant to an indenture, dated November 10, 2025 (the “November 2025 Indenture” and, together with the February 2026 Indenture, the “Indentures” and each an “Indenture”) by and among the Co-Issuers, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee. The 2032 Notes will mature on March 31, 2032 and the 2034 Notes will mature on March 31, 2034.

Interest. Interest on the 2032 Notes will be payable semi-annually on January 15 and July 15 of each year, beginning on July 15, 2026. Interest on the 2034 Notes will be payable semi-annually on May 15 and November 15 of each year, beginning on May 15, 2026.

Guarantees. The Notes will be guaranteed on a senior unsecured basis by all of the Company’s existing and future direct and indirect domestic subsidiaries (other than the Subsidiary Co-Issuers) that are obligors under the Company’s asset-based revolving credit facility.

Security. The Notes are unsecured.

Optional Redemption. Prior to March 31, 2028 with respect to the 2032 Notes and prior to November 15, 2028 with respect to the 2034 Notes, the Notes may be redeemed in whole or in part at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, plus an applicable make-whole premium equal to the greater of (i) 1.0% and (ii) the excess of the sum of the present value of 105.625% of the principal amount with respect to the 2032 Notes and 105.750% with respect to the 2034 Notes being redeemed, plus all required interest payments due thereon through March 31, 2028 with respect to the 2032 Notes and November 15, 2028 with respect to the 2034 Notes (exclusive of interest accrued to the date of redemption), discounted to the date of redemption at a rate equal to the then-current interest rate on U.S. Treasury securities of comparable maturities plus 50 basis points and, for the avoidance of doubt, assuming that the interest rate in effect on the date of redemption is the interest rate that will be in effect through March 31, 2028 with respect to the 2032 Notes and November 15, 2028 with respect to the 2034 Notes, over the principal amount being redeemed. In addition, subject to certain conditions, the Co-Issuers may redeem up to 40% of the Notes on or before March 31, 2028 with respect to the 2032 Notes and prior to November 15, 2028 with respect to the 2034 Notes, with the net cash proceeds from certain equity offerings at a redemption price equal to 105.625% with respect to the 2032 Notes and at a redemption price equal to 105.750% with respect to the 2034 Notes of the principal amount of the Notes redeemed, plus accrued and unpaid interest to (but excluding) the redemption date.

On or after March 31, 2028, the 2032 Notes may be redeemed in whole or in part at the following redemption prices: (i) 102.813% if the 2032 Notes are redeemed prior to March 31, 2029, (ii) 101.406% if the 2032 Notes are redeemed on or after March 31, 2029 and prior to March 31, 2030 and (iii) at par thereafter. On or after November 15, 2028, the 2034 Notes may be redeemed in whole or in part at the following redemption prices: (i) 102.875% if the 2034 Notes are redeemed prior to November 15, 2029, (ii) 101.438% if the 2034 Notes are redeemed on or after November 15, 2029 and prior to November 15, 2030, and (iii) at par thereafter.

Mandatory Redemption. The Notes do not require the making of any mandatory redemption or sinking fund payments.

Repurchase of the Notes at the Option of Holders. Upon a “change of control” transaction (which includes, subject to certain exceptions (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of the Company and its restricted subsidiaries, taken as a whole, to a person other than certain existing direct and indirect stockholders of the Company, and their affiliates, related funds and managed accounts (together, the “Equity Investors”) or (ii) the Company becoming aware of the acquisition by any person or group, other than any of the Equity Investors, of more than 50% of the voting power of the Company or any of its direct or indirect parent companies and as a result thereof, a “ratings event” occurs (i.e., the Notes rating is lowered by certain of the rating agencies then rating the Notes due to such change of control by one more gradations within 60 days after the change of control or announcement of an intention to effect a change of control)), the Co-Issuers are required to offer to purchase all of the Notes from the holders thereof at a price equal to 101% of the principal amount outstanding plus all accrued interest thereon.

Covenants. Each Indenture contains various affirmative and negative covenants (subject to customary exceptions), including, but not limited to, restrictions on the ability of the Company and its restricted subsidiaries to: (i) create liens on assets or agree to restrictions on the creation of liens on assets; and (ii) engage in mergers or consolidations.

Events of Default. Each Indenture contains events of default (subject to customary exceptions, thresholds and grace periods), including, without limitation: (i) nonpayment of principal, interest or premium; (ii) failure to perform or observe covenants; (iii) cross-acceleration with certain other indebtedness; (iv) certain judgments; and (v) certain bankruptcy related events.

The foregoing is a summary of the material provisions of each Indenture. It does not include all of the provisions of each Indenture, does not purport to be complete and is qualified in its entirety by reference to the full text of each Indenture, which are filed herewith as Exhibits 4.1 and 4.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
4.1
Indenture, dated as of February 2, 2026, by and among Albertsons Companies, Inc., Safeway Inc., New Albertsons L.P., Albertson’s LLC, Albertsons Safeway LLC, the guarantors party thereto from time to time, and Wilmington Trust, National Association, as Trustee, with respect to the 5.625% Senior Notes due 2032.

4.2
Indenture, dated as of November 10, 2025, by and among Albertsons Companies, Inc., Safeway Inc., New Albertsons L.P., Albertson’s LLC, Albertsons Safeway LLC, the guarantors party thereto from time to time, and Wilmington Trust, National Association, as Trustee, with respect to the 5.500% Senior Notes due 2031 and the 5.750% Senior Notes due 2034 (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2025).

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Albertsons Companies, Inc.
(Registrant)

February 2, 2026	By:	/s/ Thomas Moriarty
	Name:	Thomas Moriarty
	Title:	Executive Vice President, M&A and Corporate Affairs